Exhibit 99.1
    ABCDE  Information as of June 30, 2015      Investor Presentation

 Safe Harbor Statement - Private Securities Litigation Reform Act of 1995  Cautionary Statement Concerning Forward-looking StatementsThis document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:  In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.    changes in general economic conditions;fluctuations in interest rates and levels of mortgage prepayments; the effectiveness of risk management strategies; the impact of differing levels of leverage employed; liquidity of secondary markets and credit markets; the availability of financing at reasonable levels and terms to support investing on a leveraged basis;the availability of new investment capital;the availability of suitable qualifying investments from both an investment return and regulatory perspective;  changes in legislation or regulation affecting Fannie Mae and Freddie Mac, the Federal Home Loan Bank system and similar federal government agencies and related guarantees; other changes in legislation or regulation affecting the mortgage and banking industries;changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities; changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; andincreases in costs and other general competitive factors.  2

 Company Summary  Proven Strategy of Efficiently Managing a Leveraged Portfolio of Short-Duration Agency-Guaranteed ARM Securities  Experienced Management TeamAligned with Stockholders  Overview of Capstead Mortgage Corporation  Founded in 1985, Capstead is the oldest publicly-traded residential mortgage REIT. Our sole focus is on managing a leveraged portfolio of short-duration* agency-guaranteed (i.e. Fannie Mae, Freddie Mac and Ginnie Mae) residential ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk.      At June 30, 2015, our agency-guaranteed ARM securities portfolio stood at $14.16 billion, supported by $1.48 billion in long-term investment capital levered 8.76 times. Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time:allowing us to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates, andresulting in smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities.By virtue of being internally-managed and with our sole focus on agency-guaranteed securities, we are the most efficient mortgage REIT in the industry.  Our top four executive officers have over 100 years of combined mortgage finance industry experience.We are internally-managed with low operating costs and a strong focus on performance-based compensation for our executive officers. This structure greatly enhances the alignment of management interests with those of our stockholders.  3    This singular and straight-forward investment strategy, together with our use of cash flow hedge accounting allows for easily understood, transparent financial reporting, with limited use of non-GAAP financial measures.Additional transparency is evident by virtue of our internally-managed structure – our compensation-related decisions and costs are fully disclosed and subject to annual say-on-pay approvals.We make every effort to provide additional analysis in our earnings reports, SEC filings and analyst presentations that tells our story in a complete and straight-forward fashion.  Straight-forward Investment Strategy and Transparent Reporting  * Duration is a measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

 Capstead’s Economic Returns  As in 2013, we have outperformed most of our peers during the first half of 2015 largely due to the relatively low interest rate risk inherent in our short-duration agency-guaranteed ARM portfolio. This has led to outperformance over both trailing 2 ½ year and 3 ½ year time periods relative to other mortgage REITs.   4  (a) Excludes $(0.28) per share one-time effect of preferred capital redemption and issuance transactions on book value in 2013. Including this nonportfolio-related charge, our economic returns were 1.0% in 2013 and 6.2% and 10.2% for the 2.5 and 3.5 year averages, respectively. (b) See our proxy statement for a list of our mortgage REIT peers.

 Quarterly Earnings, Dividends and Change in Book Value  5  In 2013 we moved from declaring common dividends pegged to each quarter’s expected earnings to establishing a more stable dividend policy. To this end, we paid a $0.31 dividend over the course of 2013, a $0.34 dividend during 2014, and a $0.31 dividend for the 1st and 2nd quarters of 2015. With higher than anticipated levels of mortgage prepayments during the 2nd and 3rd quarters, our current earnings are not keeping pace with a $0.31 dividend run rate. As a result, our board recently reduced the common dividend to $0.26 for the 3rd quarter.Declines in our book value were relatively modest in Q2 2015 and during the 2013 bond market ‘taper tantrum’ compared to other mortgage REITs with longer-duration portfolios, some of which lost over 25% of their book value in 2013.  * For presentation purposes, we adjusted our diluted EPS and related change in book value for Q2 2013 to exclude certain one-time effects of preferred capital redemption and issuance transactions totaling $(0.23) and $(0.28), respectively. These transactions, along with subsequent issuances of our 7.50% Series E preferred stock through a continuous offering program, effectively replaced higher-cost preferred equity to the benefit of future earnings. See page 18 for further information and a reconciliation of diluted EPS to this presentation.

 Market Snapshot(dollars in thousands, except per share amounts)  6  In 2005 and 2006 we issued our 10-year fixed, 20-year variable-rate, unsecured borrowings through trust preferred vehicles. Utilizing forward-starting 20-year swaps, we have hedged the average cost of this capital down to 7.56% by the fall of 2016, an annual interest savings of $930,000, or $0.01 per common share.As of June 30, 2015.

 Capstead’s Prudent Use of Leverage  7  Portfolio and Portfolio Leverage  We increased the portfolio modestly in 2015 to $14.16 billion, contributing to an increase in portfolio leverage (repo borrowings divided by long-term investment capital) to 8.76 to one at quarter-end from 8.59 to one at December 31, 2014. In our view, borrowing at current levels represents an appropriate and prudent use of leverage for a short-duration, agency-guaranteed ARM securities portfolio in today’s market conditions.   Long-term Investment Capital

 Capstead’s Proven Short-Duration Investment Strategy  8  As of June 30, 2015  As of June 30, 2015  At June 30, 2015 we financed our agency-guaranteed residential ARM securities primarily with 30-90 day “repo” borrowings, augmented with longer-dated repo borrowings when available at attractive terms and relatively low-cost two-year interest rate swap agreements for hedging purposes. We recently improved our funding flexibility by gaining membership in the Federal Home Loan Bank (“FHLB”) of Cincinnati.   Residential ARM Securities Portfolio  Repurchase Arrangements & Similar Borrowings  Total: $12.97 Billion  Total: $13.91 Billion(cost basis)  Our portfolio of agency-guaranteed ARM securities have little, if any, credit risk and are either currently resetting to more current rates at least annually or will begin doing so in five years or less. With an asset duration* of approximately 11 months at quarter-end, the value of our portfolio naturally is less exposed to changes in interest rates than portfolios containing longer duration ARM or fixed-rate securities. This relative stability affords us more flexibility in managing through periods of market stress. For instance, during 2013 our longer-duration peers were forced to sell assets to reduce leverage or otherwise reposition their portfolios in response to sharply higher rates, and suffered significant declines in book value. We actually increased our leverage during this period and did not sell any assets, strongly outperforming our peers.We have long-term relationships with a variety of domestic and foreign lending counterparties and at quarter-end had repo borrowings outstanding with 26 of these counterparties. We routinely borrow for 30 to 90 days and extend the duration of our borrowings using relatively low-cost two-year pay interest rate swap agreements. When available at attractive levels, we also enter into longer-maturity repo borrowings. Together with portfolio-related swaps, our repo borrowings had a duration of 8 months at quarter-end, resulting in a net duration gap of approximately 3 months.We view the FHLB of Cincinnati as a significant new funding source that offers competitive lending opportunities on both a short-term and long-term basis that we began utilizing in August 2015.   Longer-to-ResetARMs$5.94 Billion(cost basis)  Current-ResetARMs$7.97 Billion(cost basis)    Borrowings with rates effectively fixed by Currently-Paying Interest Rate Swaps $7.80 Billion   RemainingBorrowings$2.59 Billion  60%    Longer-dated Repo Borrowings$2.58 Billion  * Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

 Financing Spread AnalysisAs of June 30, 2015 (unaudited)  9  Declines in cash yields primarily because ARM loan coupon resets have moderated as an increasing number of these loans approach fully-indexed levels with the underlying indexes now beginning to increase in anticipation of a higher rate environment. See page 10 for additional information. Mortgage prepayment levels directly impact our financing spreads because purchased investment premiums are amortized to earnings as portfolio yield adjustments. Mortgage prepayments are impacted by housing market conditions, including prevailing mortgage interest rates, as well as seasonal factors, in particular the summer home selling season. See page 11 for additional information.Repo borrowing rates increased three basis points during the 2nd quarter primarily reflecting higher market rates and a greater use of higher-rate, longer-maturity repo borrowings.

 * Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees, as of June 30, 2015. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins in effect as of June 30, 2015. Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of June 30, 2015. The quarter-end Net WAC on our current-reset ARMs increased three basis points since year-end while the related quarter-end Fully Indexed WAC has increased 18 basis points, primarily reflecting increases in the underlying six and 12 month indexes during this period. These underlying indexes have increased further since quarter-end. As overall interest rates increase, ARM loans underlying the portfolio can be expected to increase in coupon reflecting higher prevailing six and 12 month interest rates.   Key Elements of Capstead’s ARM PortfolioAs of June 30, 2015 (dollars in thousands, unaudited)  10  NOTE: Excludes $4 million legacy portfolio of fixed-rate investments.

 Agency Mortgage Prepayment Speeds versus Capstead Prepayment Speeds  11  Published Agency Prepayment Speeds vs. CMO Prepayment Speeds (in CPR)  Quarterly mortgage prepayment levels are influenced by the availability of mortgage financing with attractive terms and the overall health of the housing markets, as well as routine seasonal factors. Generic agency ARM speeds increased from March through July before beginning to recede in August, reflecting low mortgage interest rates available earlier in the year. Higher prevailing interest rates in recent months and seasonal factors should allow for further declines in prepayment speeds through year-end.

 Capstead’s Stockholder Friendly Structure   12   * Expressed on an annualized basis as a percentage of average long-term investment capital.  Capstead is a clear leader among our mortgage REIT peers in terms of operating efficiency.We are internally-managed with lower operating costs than our mortgage REIT peers.Our board of directors and our senior executives are required to hold a significant amount of Capstead stock. Our executives’ pay structure is variable through compensation elements that focus on “pay for performance” as opposed to fees paid to an external manager that are based solely on capital under management.As a result, our executives are incented to grow the Company by raising capital only when it is accretive to book value and earnings rather than for the purpose of increasing compensation or external management fees.

     Appendix  CAPSTEAD    13

 Capstead’s Second Quarter 2015 Highlights  Generated earnings of $24.9 million or $0.22 per diluted common share Paid common dividend of $0.31 per common shareBook value decreased 1.4%, or $0.17 to $12.30 per common shareFinancing spreads on residential mortgage investments decreased 27 basis points to 0.84% Mortgage prepayments increased to an annualized constant prepayment rate, or CPR, of 21.98% from 16.66% CPR reported for the first quarter of 2015 Agency-guaranteed ARM portfolio and leverage ended the quarter at $14.16 billion and 8.76 times long-term investment capital, respectivelySelect comments from our July 29, 2015 earnings press release:Portfolio runoff, which consists of scheduled payments as well as prepayments on mortgage loans underlying our residential mortgage investments, significantly impacts our portfolio yields because investment premiums are amortized to earnings based on actual and expected future levels of mortgage prepayments. Mortgage prepayment levels are heavily influenced by the availability of mortgage financing with attractive terms and the overall health of the housing markets and have been elevated in recent months primarily as a result of lower mortgage rates available earlier in the year as well as seasonal factors. This has contributed to higher investment premium amortization and lower yields in the second quarter. Mortgage prepayment rates are expected to begin receding during the third quarter, given current levels of market interest rates. Current repo conditions are healthy with opportunities to secure additional longer-term, committed financing at attractive rates. Our future borrowing rates will be dependent on market conditions, including the availability of longer-term borrowings and interest rate swap agreements at attractive rates. During the current quarter we increased portfolio leverage to 8.76 to one at quarter-end from 8.65 to one at March 31, 2015. We are comfortable with this level of leverage given the current health and breadth of the financing market for agency-guaranteed mortgage securities and the composition of our portfolio.The first six months of 2015 has been a volatile period from an interest rate perspective, with the ten-year U.S. Treasury rate initially declining 53 basis points to 1.64% by January 30th and then increasing 85 basis points to 2.49% on June 10th before ending the quarter at 2.35%. During this same period we produced an annualized return of 6.4% (consisting of a $0.22 per share decline in book value and cumulative common dividends of $0.62 per share). We believe this result compares favorably with similar mortgage finance companies and speaks to the resiliency inherent in our short-duration ARM investment strategy.We remain confident in and focused on our investment strategy of managing a leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.  14

 Capstead’s Condensed Quarterly Income Statements(dollars in thousands, except per share amounts, unaudited)  15  Consists principally of interest on unsecured borrowings.See page 18 for further information regarding this non-GAAP financial measure.

 Capstead’s Annual Income Statements – Five Years Ended 2014(dollars in thousands, except per share amounts, unaudited)  16     See page 18 for further information regarding these non-GAAP financial measures.

 Capstead’s Comparative Balance Sheets(dollars in thousands, except per share amounts, unaudited)  17

 Non-GAAP Financial MeasuresAs of June 30, 2015 (unaudited)  18  Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities. We believe presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of second quarter 2013 transactions to redeem then-outstanding high-cost convertible preferred capital and issue our 7.50% Series E preferred shares. We believe presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance.   Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at an average borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

 Experienced Management Team    19  Over 100 years of combined mortgage finance industry experience.  Andrew F. Jacobs – President and Chief Executive Officer, DirectorHas served as president and chief executive officer since 2003 and has held various executive positions at Capstead since 1988Previously served as a member of the Executive Board of the National Association of Real Estate Investment Trusts (“NAREIT”) and as chairman of NAREIT’s Council of Mortgage REITs; is a member of the Executive Committee of the Chancellor’s Council of the University of Texas System; and is a member of the Advisory Council of the McCombs School of Business, the Advisory Council to the Department of Accounting at the McCombs School of Business, and the Executive Council of the Real Estate Finance and Investment Center, each at the University of Texas at Austin. Mr. Jacobs is a Certified Public Accountant (“CPA”).Phillip A. Reinsch – Executive Vice President and Chief Financial Officer, Treasurer and SecretaryHas held various financial accounting and reporting positions at Capstead since 1993Formerly employed by Ernst & Young LLP as an audit senior manager focusing on mortgage banking and asset securitizationCPA, Member AICPA, FEI, NACDRobert A. Spears – Executive Vice President, Chief Investment OfficerHas served in asset and liability management positions at Capstead since 1994Formerly Vice President of secondary marketing with NationsBanc Mortgage CorporationRoy S. Kim – Senior Vice President, Asset and Liability ManagementJoined Capstead in April 2015 augmenting our asset and liability management capabilities with primary responsibility for liability managementHas over 20 years experience in the mortgage finance industry, primarily in trading capacities with JP Morgan and Bank of America